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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                 CURENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 21, 2000


                        j2 Global Communications, Inc.
            (Exact name of registrant as specified in its charter)

         Delaware                   0-25965                      51-0371142
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


                             6922 Hollywood Blvd.
                                   Suite 900
                        Los Angeles, California  90028
                   (Address of principal executive offices)


                                (323) 860-9200
             (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

On December 21, 2000, j2 Global Communications, Inc. announced that it intends to call a special meeting of stockholders to vote on a reverse stock split of the Company's common stock. This action would be taken, in part, in response to a letter received by the Company from Nasdaq notifying it that its stock price has been trading below the $1.00 minimum bid requirement for thirty trading days and requiring that the company demonstrate compliance with the rule to maintain its Nasdaq listing. The reverse stock split is also being initiated to reduce the
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Company's number of shares outstanding after a series of stock acquisitions. A copy of the press release relating to these events is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

The following exhibit is filed as part of this report:

      Exhibit
      Number              Description
      -------             -----------

      99.1 Press Release entitled "j2 Global Communications Announces Filing of Proxy Statement to Reduce Number of Shares Outstanding," issued December 21, 2000.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     j2 Global Communications, Inc.
                                       (Registrant)

Date: December 26, 2000              By: /s/ Nehemia Zucker
                                         ---------------------------------------
                                         Nehemia Zucker, Chief Financial Officer
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                               INDEX TO EXHIBITS


      Exhibit
      Number              Description
      -------             -----------

      99.1 Press Release entitled "j2 Global Communications Announces Filing of Proxy Statement to Reduce Number of Shares Outstanding," issued December 21, 2000.